SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549




                                                  FORM 8-K


                                               CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)     February 27, 1998



                                  FIRST FINANCIAL BANCORP.
                     (Exact name of registrant as specified in its charter)



          Ohio                     0-12379                 31-1042001
(State or other jurisdiction      (Commission              (I.R.S. Employer
 of incorporation)                File Number)            Identification No.)



              300 High Street, Hamilton, Ohio                    45011
            (Address of principal executive offices)           (Zip Code)





       Registrant's telephone number, including area code   (513) 867-4700








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Item 5 - OTHER EVENTS

On February 27, 1998, the Registrant issued a press release concerning its Year 2000 preparations. A copy of this press release is attached as
Exhibit 99.1.











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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit:

     Exhibit 99.1 - Press release dated February 27, 1998 regarding Year 2000 preparations.



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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIRST FINANCIAL BANCORP.
                                               (Registrant)


   DATE  March 5, 1998                    /s/ Michael R. O'Dell
                                          Michael R. O'Dell
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary






                                Page 4 of 5


                                                    Exhibit 99.1

February 27, 1998

FOR IMMEDIATE RELEASE



             First Financial Prepares For Year 2000

HAMILTON, OH -- A considerable amount has been written about readiness for Year 2000. As a result, First Financial Bancorp, as well as many other companies, has received inquiries from customers and investors. First Financial Bancorp wishes to inform its customers and investors that it began its plans to meet the challenge in 1996. "Every day, we are applying the necessary human resources and funding to assure that the Bancorp will move confidently into the new millennium," said Stanley N. Pontius, president and chief executive officer of the corporation.

"Like other companies, we are incurring considerable expense as we make preparations for Year 2000," said Pontius. "Our earnings report at the end of 1997 showed that approximately $700,000 was devoted to the Year 2000 issue. We estimate an additional $3.5 million during 1998 and 1999, of which about $1.2 million will be capitalized.

"This is certainly no small task. We continue to inventory and assess hardware and software programs; we've contacted a long list of vendors that interact with our banks; and we've hired extra personnel and consultants to guide us through this effort."

During late 1996 and throughout 1997, each of First Financial's 15 affiliates completed the first phase of preparation for Year 2000. Plans were formalized to address information technology systems (including computers and peripherals) and other systems like elevators, security systems, telephones, etc. The process of repairing or replacing non-compliant hardware and software is currently well underway. Throughout 1999, First Financial plans to carry out the final phase of its plan- -validation testing of all systems.

As this long-term project moves along, First Financial is following the regulations and guidelines which regulatory agencies and authorities have issued for financial institutions to use in measuring their progress.

First Financial Bancorp's common stock (symbol FFBC) closed at $53.125 per share on the NASDAQ National Market System on Thursday, February 26, 1998.

A $2.6 billion bank and savings and loan holding company with over 4,000 shareholders, First Financial Bancorp currently operates 5 Ohio, 1 Michigan, and 9 Indiana affiliates with 105 banking office locations.

The Ohio-based affiliates are First National Bank of Southwestern Ohio with
30 offices in Butler, Hamilton, Preble, and Warren counties; Community First Bank & Trust with 21 locations in Allen, Auglaize, Mercer, Paulding, Van Wert and Williams counties; Home Federal Bank, A Federal Savings Bank, with 6 offices in Ohio's Hamilton and Butler counties and 2 offices in Indiana's Fayette and Franklin counties; The Clyde Savings Bank Company with 2 offices in Sandusky County; and First Finance Company with 2 offices in Butler County.

The Indiana affiliates are Farmers State Bank with 5 offices in Union and Rush counties; Vevay Deposit Bank with 4 offices in Switzerland County; Union Trust Bank with 3 facilities in Randolph County; Indiana Lawrence Bank with 8 offices in Wabash and Fulton counties; Fidelity Federal Savings Bank with 3 offices in Grant County; Citizens First State Bank with 6 offices in Blackford, Jay, and Delaware counties; Union Bank & Trust Company with 2 Jennings County locations; Peoples Bank and Trust Company with 2 offices in Ripley and Dearborn; and Bright National Bank with 7 offices in Carroll, Tippecanoe, and Clinton counties.

In Michigan, First Financial's affiliate is National Bank of Hastings with 2 offices in Barry and Allegan counties.



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